FORM 8-K

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 30, 2026

Picard Medical, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-42801	86-3212894
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1992 E Silverlake Tucson AZ, 85713
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (520) 545-1234

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PMI	The NYSE American, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 30, 2026 (the “Issuance Date”), Picard Medical, Inc. (the “Company”) issued three separate unsecured convertible notes (collectively, the “Notes”) to three accredited investors (each, a “Holder” and collectively, the “Holders”) in the aggregate principal amount of $1.0 million. Each Note bears interest at a rate of 3.0% per annum, calculated on the basis of a 360-day year, from the Issuance Date until paid or converted in accordance with its terms. The Notes mature on September 30, 2027 (the “Maturity Date”). The outstanding balance under each Note consists of its unpaid principal and accrued and unpaid interest (the “Outstanding Balance”).

Upon the occurrence and during the continuance of an Event of Default (as defined in the Notes), the applicable Holder may declare the entire Outstanding Balance under its Note immediately due and payable. Events of Default include, among other matters specified in the Notes, a failure to make payments when due, a breach of specified covenants and certain bankruptcy or insolvency events.

At any time before the earlier of payment in full of the Outstanding Balance and the Maturity Date, each Holder may elect, in its sole discretion, to convert all of the Outstanding Balance under its Note into fully paid and non-assessable shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), by delivering a conversion notice to the Company (a “Holder Conversion”). The number of shares of Common Stock issuable in a Holder Conversion will equal the Outstanding Balance as of the applicable conversion date divided by the “Holder Conversion Price.” The Holder Conversion Price will equal the higher of (i) $4.00 per share and (ii) the closing price of the Common Stock on the trading day immediately preceding delivery of the conversion notice.

Because the Holder Conversion Price may not be less than $4.00 per share, the $1.0 million aggregate principal amount of the Notes is convertible into a maximum of 250,000 shares of Common Stock, excluding shares issuable in respect of accrued and unpaid interest. The number of shares issuable in respect of accrued and unpaid interest will depend on the amount of interest accrued and the applicable Holder Conversion Price at the time of conversion. A decline in the market price of the Common Stock may increase the number of shares issuable upon conversion, but only until the $4.00 floor price applies. Any conversion of the Notes may dilute the interests of existing stockholders.

Each Note prohibits a Holder from converting its Note to the extent that, after giving effect to the conversion, the Holder and its affiliates would beneficially own more than 4.99% of the Company’s outstanding Common Stock.

For each share of Common Stock issued upon conversion of a Note, the Company will also issue to the applicable Holder a pre-funded warrant (each, a “Warrant”, collectively, the “Warrants”) to purchase one share of Common Stock at an exercise price of $0.0001 per share. Each Warrant has a term of two years and is exercisable sixty (60) days after the warrant issuance date until such Warrant is exercisable in full or the expiration date. Accordingly, conversion of the $1.0 million aggregate principal amount at the $4.00 floor price would result in the issuance of up to 250,000 shares of Common Stock and pre-funded warrants to purchase up to an additional 250,000 shares of Common Stock, in each case excluding securities issuable in respect of accrued and unpaid interest. The pre-funded warrants will be issued in the form agreed by the Company and the applicable Holder and will be subject to the terms set forth in that form.

If, before the Maturity Date, the Company consummates an equity financing resulting in aggregate gross cash proceeds of at least $10.0 million, the Company may elect to convert the Outstanding Balance of the Notes into shares of Common Stock. The number of shares issuable in such a conversion will equal the applicable Outstanding Balance divided by the higher of (i) $4.00 per share and (ii) the price per share at which Common Stock is sold in that equity financing, in each case subject to the terms and limitations of the Notes.

The Notes are subject to applicable requirements of the NYSE American Company Guide. The Company will not issue shares of Common Stock upon conversion of the Notes or exercise of the pre-funded warrants to the extent that such issuance would cause the Company’s aggregated issuance under the Note and Warrants to be more than 19.99% of the total outstanding shares of Common Stock as of the Issuance Date, until the Company obtains the required stockholder approval.

The foregoing description of the Notes and the Warrants does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Note and Warrant, which are filed as Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 2.03 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference.

Any issuance of shares of Common Stock upon conversion of the Notes, and any issuance of the pre-funded warrants and the shares of Common Stock upon exercise thereof, will be made pursuant to an available exemption from registration under the Securities Act. The Company expects to rely on Section 4(a)(2) of the Securities Act for the issuance of the pre-funded warrants and, to the extent applicable, Section 3(a)(9) of the Securities Act for securities issued upon conversion or exercise, provided that the conditions of the applicable exemption are satisfied at the time of issuance. The securities may not be offered or sold in the United States absent registration or an applicable exemption from registration.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are being filed herewith:

Exhibit No.	Description
4.1	Form of Unsecured Convertible Note issued by Picard Medical Inc. on September 30, 2026
4.2	Form of Warrant
104	Cover Page Interactive Data File (formatted as Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Picard Medical, Inc.

By:	/s/ Georgina Smith
Name:	Georgina Smith
Title:	Chief Accounting Officer

Dated: October 6, 2026

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